AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

         THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment"), is made and entered into as of June 14, 2000, by and among VDC COMMUNICATIONS, INC., a Delaware corporation ("Acquiror"), Voice & Data Communications (Latin America), Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Sub"), RARE TELEPHONY, INC., a Nevada corporation (f/k/a Washoe Technology Corporation) ("Rare Telephony"), and those individuals and entities whose names appear on the signature page hereof in their capacity as holders of all of the outstanding common stock of Rare Telephony (the "Rare Telephony Shareholders").


                                    Recitals:


         WHEREAS, the parties hereto have entered into an Agreement and Plan of Merger dated as of May 25, 2000 (the "Merger Agreement") pursuant to which Rare Telephony shall merge with and into Sub (the "Merger");

         WHEREAS, the parties hereto desire to amend the Merger Agreement in the manner set forth herein effective as of the date hereof; and

         WHEREAS, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Merger Agreement is hereby amended as follows:


1.       Section 1.3(b)(i) is hereby amended in its entirety to read:


                  "(i) At the Closing, 775,512 shares of Acquiror Common Stock shall be delivered to the Rare Telephony Shareholders; provided, however, that Thomas J. Vrabel shall contemporaneously deliver a certificate representing 155,102 shares of Acquiror Common Stock (representing 10% of the Merger Consideration) issued in his name to Clayton F. Moran, in his capacity as Chief Financial Officer of the Acquiror, to hold in escrow pending receipt of all state and federal regulatory approvals required in connection with the Merger; and"


2.       Section 7.1(c) is hereby amended in its entirety to read:


         "(c) Escrow Claim. Upon notice to the Rare Telephony Shareholders (or any one of them as specified in the Escrow Agreement) specifying in reasonable detail the basis for such setoff, either Acquiror or Sub may give notice of a

Claim under the Escrow Agreement in such amount to which it may be entitled under this Article VII. Neither the exercise of nor the failure to give a notice of a Claim under the Escrow Agreement will constitute an election of remedies or limit Acquiror or Sub in any manner in the enforcement of any other remedies that may be available to either of them."


3. Section 7.1(e)(i) is hereby amended in its entirety to read:


                  "(i) Third Party Claims. In the event that any Claim for which a party (the "Indemnitee") would be entitled to indemnification under this Agreement is asserted against or sought to be collected from the Indemnitee by a third party the Indemnitee shall promptly notify the indemnifying party or parties (the "Indemnitor") of such Claim, specifying the nature thereof, the applicable provision in this Agreement or other instrument under which the Claim arises, and the amount or the estimated amount thereof (the "Claim Notice"); provided, however, that the failure to notify the Indemnitor will not relieve the Indemnitor of any liability that it may have to any Indemnitee, except to the extent that the Indemnitor demonstrates that the defense of such action is materially prejudiced by the Indemnitee's failure to give such notice. The Indemnitor shall have thirty (30) calendar days (or, if shorter, a period to a date not less than ten (10) calendar days prior to when a responsive pleading or other document is required to be filed but in no event less than ten (10) calendar days from delivery or mailing of the Claim Notice) (the "Notice Period") to notify the Indemnitee (a) whether or not it disputes the Claim and
(b) if liability hereunder is not disputed, whether or not it desires to defend the Indemnitee. If the Indemnitor elects to defend by appropriate proceedings, such proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk of damage to the Indemnitee; and all costs and expenses of such proceedings and the amount of any judgment shall be paid by the Indemnitor.

         If the Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If the Indemnitor has disputed the Claim, as provided above, and shall not defend such Claim, the Indemnitee shall have the right to control the defense or settlement of such Claim, in its sole discretion, and shall be reimbursed by the Indemnitor for its reasonable costs and expenses of such defense (provided that the Indemnitee is entitled to such reimbursement under this Agreement)."


4. Except as otherwise set forth herein, the terms of the Merger Agreement shall remain in full force and effect.


5. This Amendment may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

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

6. This Amendment shall be governed by and construed in accordance with the laws of Connecticut, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.


         IN WITNESS WHEREOF, Acquiror, Sub, Rare Telephony and the Rare Telephony Shareholders have caused this Agreement to be signed, effective as of the date first written above.


Attest:                                                      VDC COMMUNICATIONS, INC.


By: /s/ Clay Moran                                           By:  /s/ Frederick A. Moran
   --------------------------------------                       ----------------------------------------------
                                                                  Frederick A. Moran
                                                                  Chief Executive Officer


Attest:                                                      VOICE & DATA COMMUNICATIONS
                                                             (LATIN AMERICA), INC.


By: /s/ Clay Moran                                           By:  /s/ Frederick A. Moran
   --------------------------------------                       ----------------------------------------------
                                                                  Frederick A. Moran
                                                                  Chief Executive Officer


Attest:                                                      RARE TELEPHONY, INC.


By: /s/ Debra Santa Lucia                                    By:  /s/ Thomas J. Vrabel
   --------------------------------------                       ----------------------------------------------
                                                                  Thomas J. Vrabel
                                                                  Chief Executive Officer and President


Witness                                                      RARE TELEPHONY SHAREHOLDERS

/s/ Debra Santa Lucia                                        /s/ Thomas J. Vrabel
-----------------------------------------                    -------------------------------------------------
Name: Debra Santa Lucia                                      Signature
Address:                                                     Name: Thomas J. Vrabel
                                                             Address:

                                                             Ownership Percentage:
Witness

                                       3

/s/ Debra Santa Lucia                                        /s/ Peter J. Salzano
-----------------------------------------                    -------------------------------------------------
Name: Debra Santa Lucia                                      Signature
Address:                                                     Name: Peter J. Salzano
                                                             Address:

                                                             Ownership Percentage:

Witness

/s/ Debra Santa Lucia                                        /s/ Armando Medina
-----------------------------------------                    -------------------------------------------------
Name: Debra Santa Lucia                                      Signature
Address:                                                     Name: Armando Medina
                                                             Address:

                                                             Ownership Percentage:




Witness

/s/ Debra Santa Lucia                                        /s/ Christopher LeFebvre
-----------------------------------------                    -------------------------------------------------
Name: Debra Santa Lucia                                      Signature
Address:                                                     Name: Christopher LeFebvre
                                                             Address:

                                                             Ownership Percentage:

Witness

/s/ Debra Santa Lucia                                        /s/ Arthur Scuttaro
-----------------------------------------                    -------------------------------------------------
Name: Debra Santa Lucia                                      Signature
Address:                                                     Name: Arthur Scuttaro
                                                             Address:

                                                             Ownership Percentage:



Witness
                                                             /s/ Debra Santa Lucia
/s/ Thomas Salzano                                           -------------------------------------------------
-----------------------------------------                    Signature

                                       4

Name: Thomas Salzano                                         Name:  Debra Santa Lucia
Address:                                                     Address:

                                                             Ownership Percentage:

Witness
                                                             /s/ Peter J. Salzano, President
/s/ Debra Santa Lucia                                        -------------------------------------------------
-----------------------------------------                    Signature
Name: Debra Santa Lucia                                      Name:  Network Consulting Group, Inc.
Address:                                                     Address:

                                                             Ownership Percentage:

                                                             [signatures continue onto next page]



Witness
                                                             /s/ Robert Paterno
                                                             -------------------------------------------------
/s/ Thomas Salzano                                           Signature
-----------------------------------------                    Name: Robert Paterno
Name: Thomas Salzano                                         Address:
Address:
                                                             Ownership Percentage:


Witness
                                                             /s/ Paul Kaufman
                                                             -------------------------------------------------
/s/ Anthony Zinni, Jr.                                       Signature
-----------------------------------------                    Name: Paul Kaufman
Name: Antohny Zinni, Jr.                                     Address:
Address:
                                                             Ownership Percentage:



Witness

                                                             /s/ Richard Roccia
/s/ Debra Santa Lucia                                        -------------------------------------------------
-----------------------------------------                    Signature
Name: Debra Santa Lucia                                      Name: Richard Roccia
Address:                                                     Address:

                                                             Ownership Percentage:

                                       5

Witness
                                                             /s/ Timothy Grace
/s/ Debra Santa Lucia                                        -------------------------------------------------
-----------------------------------------                    Signature
Name: Debra Santa Lucia                                      Name: Timothy Grace
Address:                                                     Address:

                                                             Ownership Percentage:



Witness
                                                             /s/ Godwin Cruz
/s/ Debra Santa Lucia                                        -------------------------------------------------
-----------------------------------------                    Signature
Name: Debra Santa Lucia                                      Name: Godwin Cruz
Address:                                                     Address:

                                                             Ownership Percentage:


Witness
                                                             /s/ Alberto Roman
/s/ Debra Santa Lucia                                        -------------------------------------------------
-----------------------------------------                    Signature
Name: Debra Santa Lucia                                      Name: Alberto Roman
Address:                                                     Address:

                                                             Ownership Percentage:



Witness
                                                             /s/ Ivel Turner
/s/ Thomas Salzano                                           -------------------------------------------------
-----------------------------------------                    Signature
Name: Thomas Salzano                                         Name: Ivel Turner
Address:                                                     Address:

                                                             Ownership Percentage:



Witness
                                                             /s/ Williams Jean Charles
/s/ Debra Santa Lucia                                        -------------------------------------------------
-----------------------------------------                    Signature
                                       6

Name: Debra Santa Lucia                                      Name: Williams Jean Charles
Address:                                                     Address:

                                                             Ownership Percentage:

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